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                                                                   Exhibit 4(ii)

                      FOURTH AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------

     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of October 29, 1996 (this "Amendment"), by and between CURTISS-WRIGHT CORPORATION, a Delaware corporation (the "Borrower"), the lenders parties hereto from time to time (the "Lenders", as defined further below), the Issuing Banks referred to herein (the "Issuing Banks") and MELLON BANK, N.A., a national banking association, as agent for the Lenders and the Issuing Banks hereunder (in such capacity, together with its successors in such capacity, the "Agent");

                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders, the Issuing Banks and the Agent are parties to a Credit Agreement, dated as of October 29, 1991 (as amended, the "Credit Agreement"), pursuant to which the Lenders have made Loans to the Borrower and certain Issuing Banks have issued Letters of Credit on behalf of the Borrower and its Subsidiaries; and

     WHEREAS, the Borrower has requested the Lenders (i) to extend the Revolving Credit Maturity Date to October 29, 1999 and (ii) make certain other changes to the Credit Agreement; and

     WHEREAS, NationsBank, N.A. (formerly NationsBank of North Carolina, N.A.) ("NationsBank") does not wish to continue as a Lender under the Credit Agreement; and

     WHEREAS, the Lenders (other than NationsBank) are willing to so extend the Revolving Credit Maturity Date and to amend the Credit Agreement upon the terms and conditions hereinafter set forth; and

     WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement;


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     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     SECTION 1.  AMENDMENTS TO CREDIT AGREEMENT.

     The Credit Agreement is hereby amended as follows:

     (a)  Section 1.01 is amended as follows:

     (i) The definition of the term "Revolving Credit Maturity Date" is amended to substitute the date "October 29, 1999" for the date "October 29, 1998".

     (ii) The definition of the term "Lender" is amended by adding the words "; PROVIDED, HOWEVER, as of the Effective Date of this Fourth Amendment, NationsBank of North Carolina, N.A. is not a Lender hereunder notwithstanding that it is listed on the signature pages hereof" immediately following the phrase "ceasing to be Lenders".

     (b) The Revolving Credit Committed Amount of each Lender shall be increased such that the Total Revolving Credit Committed Amount for each Lender shall be as follows:

     Mellon Bank, N.A.         $9,500,000
     PNC Bank,
       National Association     6,500,000
     The Bank of Nova Scotia    6,500,000

     (c) In accordance with Sections 1(a) and 1(b) above, after the Effective Date of this Amendment, the Commitment Percentage for each Lenders shall be as follows:

     Mellon Bank, N.A.         42.2222%
     PNC Bank,
       National Association    28.8889%
     The Bank of Nova Scotia   28.8889%
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     SECTION 2. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by the Borrower of its obligations to be performed hereunder on or before the date hereof and to the satisfaction, on or before October 29, 1996 (the date of such satisfaction being referred to herein as the "Effective Date"), of the following further conditions precedent:

          (a) AMENDMENT. Each Lender shall have received a counterpart of this Amendment, duly executed by the Borrower.

          (b) REPRESENTATIONS AND WARRANTIES; EVENTS OF DEFAULT AND POTENTIAL DEFAULTS. The representations and warranties contained in Section 3 hereof shall be true and correct on and as of the Effective Date with the same effect as though made on and as of such date. On the Effective Date, no Event of Default and no Potential Default shall have occurred and be continuing or shall exist or shall occur or exist after giving effect to this Amendment and the transactions contemplated hereby. On the Effective Date, there shall have been delivered to the Agent a certificate, dated the Effective Date and signed on behalf of the Borrower by the President, Treasurer or chief financial officer of the Borrower, that (a) the representations and warranties set forth in Section 3 hereof are true and correct on and as of such date and (b) on such date no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to this Amendment and the transactions contemplated hereby.

          (c) PROCEEDINGS AND INCUMBENCY. On the Effective Date, there shall have been delivered to the Agent, with an original counterpart for each Lender, a certificate dated the Effective Date and signed on behalf of the Borrower by the Secretary or an Assistant Secretary of the Borrower, certifying as to (i) true copies of the articles of incorporation and bylaws of the Borrower as in effect on such date (or a certificate of the Secretary or Assistant Secretary of the Borrower to the effect that there have been no changes in such articles of incorporation or bylaws from the forms thereof previously delivered to the Agent and the Lenders or, if there have been any such changes, attaching copies thereof), (ii) true copies of all corporate action taken by the Borrower relative to this Amendment and (iii) the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver this Amendment and the other documents and instruments to be executed and delivered under the Credit Agreement, as amended hereby. The Agent shall be entitled to conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been furnished to the Agent.
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          (d) OPINIONS OF COUNSEL. On the Effective Date, there shall have been delivered to the Agent written opinions, dated the Effective Date, of General Counsel to the Borrower in form and substance satisfactory to the Agent and as to such matters incident to the transactions contemplated hereby as the Agent may reasonably request.

          (e) DETAILS, PROCEEDINGS AND DOCUMENTS. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be satisfactory to the Lenders, and, on the Effective Date, the Agent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and the Lenders, as the Agent or any Lender may reasonably request.

          (f) SATISFACTION OF NATIONSBANK OBLIGATIONS. The Agent and each Lender shall have received from NationsBank confirmation in form and substance satisfactory to the Agent that the Obligations of Borrower to NationsBank have been discharged. Upon the Effective Date, NationsBank shall have no further Commitments, obligations or responsiblities under the Credit Agreement.
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          (g) SUBSTITUTE NOTES. The Borrower shall have delivered to the Agent for each Lender new notes in the form attached as Exhibit A to the Credit Agreement with the blanks appropriately filled evidencing the change in the Revolving Credit Committed Amounts of the Lenders as set forth in Section 1(b) of this Fourth Amendment. Upon receipt of such substitute notes, each of the Lenders shall return their original note to the Agent which shall forward such notes to the Borrower with an appropriate designation.

     SECTION 3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Agent and the Lenders that the representations and warranties set forth in the Credit Agreement, as amended by this Amendment, are true and correct on and as of the date hereof as if made on and as of the date hereof, and that no Event of Default or Potential Default has occurred and is continuing or exists on and as of the date hereof; provided, however, that, for purposes of the foregoing, all references in the Credit Agreement to "this Agreement" shall be deemed to be references to this Amendment and the Credit Agreement as amended by this Amendment. In addition, the reference in Section
4.05 of the Credit Agreement to the financial statements of the Borrower and its consolidated Subsidiaries as of December 31, 1989 and December 31, 1990 shall be deemed to be a reference to the financial statements of the Borrower and its consolidated Subsidiaries as of December 31, 1994 and December 31, 1995, respectively, the reference in such Section to the parallel interim consolidated financial statements for and as of the end of the six months ended June 30, 1991 shall be deemed to be a reference to the parallel interim consolidated financial statements for and as of the end of the second fiscal quarter of the fiscal year beginning January 1, 1996, and the references in the last sentence of Section
4.05 of the Credit Agreement to June 30, 1991 and December 31, 1990 shall be deemed to be references to June 30, 1996 and December 31, 1995, respectively; and the reference in Section 4.10 of the Credit Agreement to December 31, 1990 shall be deemed to be a reference to December 31, 1995.
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     SECTION 4. AGREEMENT AMONG LENDERS. To effectuate the changes contemplated by Sections 1(a)(ii), 1(b) and 1(c) of this Amendment, the Agent and each Lender agree that, on the Effective Date, the proceeds of each Lender's increased Revolving Credit Committed Amount will be used (i) to increase each Lender's interest in each outstanding Letter of Credit by the amount necessary to make such Lender's percentage interest in any such outstanding Letter of Credit equal to such Lender's Commitment Percentage and (ii) to distribute to NationsBank by wire transfer in immediately available funds the amount of (a) such Lender's Commitment Percentage times (b) the amount of Obligations owing by the Borrower to NationsBank. Each of the parties hereto agrees that such distribution or payment to NationsBank is being made on behalf of and with the acknowledgement and consent of the Borrower in order to satisfy the Obligations owing by the Borrower to NationsBank.

     SECTION 5. EFFECTIVENESS OF AMENDMENT. This Amendment shall be effective from and after the Effective Date upon satisfaction of the conditions precedent referred to herein.

     SECTION 6. EFFECT OF AMENDMENT. The Credit Agreement, as amended by this Amendment, is in all respects ratified, approved and confirmed and shall, as so amended, remain in full force and effect.

     SECTION 7. GOVERNING LAW. This Amendment shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.


                  [Remainder of page intentionally left blank]

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     SECTION 8. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                       CURTISS-WRIGHT CORPORATION


                                       By    /s/ Gary Benschip
                                             -----------------------
                                       Title     Treasurer
                                             -----------------------


                                       MELLON BANK, N.A., individually
                                       and as Agent


                                       By     /s/ Joseph F. Bond Jr.
                                             ----------------------
                                       Title   Joseph F. Bond Jr.
                                                  Vice President
                                             ----------------------

                                       PNC BANK, NATIONAL ASSOCIATION


                                       By    /s/ Alpheus J. Norman IV
                                             ------------------------
                                       Title     V.P.
                                             ----------------------

                                       THE BANK OF NOVA SCOTIA


                                       By    /s/ Brian S, Allen
                                             --------------------------
                                       Title   Sr. Relationship Manager
                                             --------------------------

                                       NATIONSBANK, N.A. (formerly
                                       NATIONSBANK OF NORTH
                                       CAROLINA, N.A.)


                                       By    /s/ Thomas J. Kane
                                             --------------------------
                                       Title   Thomas J. Kane
                                               Corporate Finance Office
                                             --------------------------